UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  X  .

Filed by a Party other than the Registrant      .

Check the appropriate box:

 X  .  Preliminary Proxy Statement

     .  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     .  Definitive Proxy Statement

     .  Definitive Additional Materials

     .  Soliciting Material Pursuant to ss. 240.14a-12

AMERICA WEST RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X  . No fee required.

     . Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid: _____________________________________________________________

     . Fee paid previously with preliminary materials.

     . Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

_____________________

57 West 200 South, Suite 400

Salt Lake City, Utah  84101

(801) 521-3292

March 17, 2009

To Our Shareholders:

You are cordially invited to attend the Special Meeting of Shareholders of America West Resources, Inc. to be held at 57 West 200 South, Suite 400, Salt Lake City, Utah 84101, 11:00 A.M., Mountain Time, Wednesday, April 7, 2010.

Information about the Special Meeting, including matters on which shareholders will act, may be found in the notice of special meeting and proxy statement accompanying this letter.  We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting.  Whether or not you plan to attend the Special Meeting, please complete, sign, date, and promptly return the accompanying proxy by mail or by fax to (775) 322-5623.  Returning the proxy does NOT deprive you of your right to attend the Special Meeting.  If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

Dan R. Baker

President and Chief Executive Officer

__________________

57 West 200 South, Suite 400

Salt Lake City, Utah  84101

(801) 521-3292

__________________________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

__________________________________________________________________

The Special Meeting of Shareholders of America West Resources, Inc. will be held at 57 West 200 South, Suite 400, Salt Lake City, Utah 84101, 11:00 A.M., Mountain Time, Wednesday, April 7, 2010, to implement one or a series of reverse stock splits of the Company’s common stock, par value $0.0001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-12, with the exact ratios to be set within such range in the discretion of the Board of Directors without further approval or authorization of shareholders, and to file one or more amendments to the Company’s articles of incorporation to effect the reverse split, provided that the Board of Directors determines to effect the reverse stock splits and such amendments are filed with the Nevada Secretary of State (if necessary) no later than December 31, 2010.  The reverse stock splits are described more fully in the Proxy Statement accompanying this Notice.

Only shareholders who owned our common stock at the close of business on February 25, 2010, can vote at this meeting or any adjournments that may take place.  All shareholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible by mail or by fax at (775) 322-5623.  Your stock will be voted in accordance with the instructions you have given.  Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Dan R. Baker

President and Chief Executive Officer

Dated: March 17, 2009

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 7, 2010:  This Proxy Statement is available at:  www.americacoal.com

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE BY MAIL OR BY FAX AT (775) 322-5623 SO THAT YOUR SHARES WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE SPECIAL MEETING.

 AMERICA WEST RESOURCES, INC.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 7, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s board of directors (“Board of Directors”) for use at the Special Meeting of Shareholders to be held on April 7, 2010 at 57 West 200 South, Suite 400, Salt Lake City, Utah 84101, 11:00 A.M., Mountain Time (the “Special Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders.  We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about March 17, 2010.  The Board of Directors of America West Resources, Inc., a Nevada corporation, prepared this Proxy Statement for the purpose of soliciting proxies for our Special Meeting of Shareholders. When you see the term “we,” “our,” the “Company,” it refers to America West Resources, Inc. and its subsidiaries.

Availability of Annual Report on Form 10-K

Information regarding the Company is contained in its annual report on Form 10-K and other periodic reports required by Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company makes available, free of charge through its website (www.americacoal.com), its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission.  These reports can be found under “SEC Filings” through the “Investors” section of the Company’s website.  The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended December 31, 2010.  Such requests should be addressed to America West Resources, Inc., 57 West 200 South STE 400, Salt Lake City, UT 84101.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s president, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.  Attendance at the Special Meeting will not, by itself, revoke a proxy.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum; Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Special Meeting.  Only shareholders of record at the close of business on February 25, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting.  At the close of business on the Record Date, there were 259,774,502 shares of common stock outstanding and entitled to vote.  Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.  Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made.  Where no specifications are given, such proxies will be voted “FOR” proposal to amend the Company’s articles of incorporation to implement a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-12, with the exact ratio to be set within such range in the discretion of the Board of Directors.  It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting.  If, however, any matter not described in this Proxy Statement is properly presented for action at the Special Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Special Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Special Meeting, whether present in person or represented by proxy.  Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.  Shares of stock represented by “broker non-votes” (i.e., shares of stock held in record name by brokers or nominees) as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter, will be treated as present for purposes of determining a quorum.

Voting

Approval of the proposal to amend to the Company’s articles of incorporation to implement one or a series of reverse stock splits of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-12, with the exact ratio to be set within such range in the discretion of the Board of Directors, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting.  Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company.  In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs.  The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Dissenter’s Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our shareholders with dissenters’ rights in connection with any of the matters contained in this proxy statement.

Shareholder Proposals

In order for shareholder proposals intended to be presented at the next meeting of shareholders to be eligible for inclusion in the corporation's proxy statement and the form of proxy for such meeting, they must be received by the Corporation at its principal executive offices in accordance with SEC rules and at a reasonable time before the Company prints its proxy materials for the meeting.  If the Corporation does not receive notice of a shareholder proposal in accordance with SEC rules and within a reasonable time before the Corporation mails its proxy materials to the shareholders, then the proxies solicited by the Board of Directors may confer on the proxy committee discretionary authority to vote on the shareholder proposal.   The Board of Directors has not determined when there will be another meeting of the shareholders.

PROPOSAL NUMBER 1 – PROPOSAL TO AMEND COMPANY’S ARTICLES OF INCORPORATION TO IMPLEMENT REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-12

General

Our Board of Directors have recommended that the Company implement one or a series of reverse splits of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-12, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of shareholders, provided that the Board of Directors determines to effect the reverse stock split and any amendments to the Company’s articles of incorporation are filed with the Nevada Secretary of State (if necessary) no later than December 31, 2010.  The reverse splits will be effective upon the filing, if required, of Articles of Amendment to the Company’s articles of incorporation with the Secretary of State of the State of Nevada.

Neither the number of authorized shares of the Company nor the par value of the shares of our common stock will be changed in connection with the reverse splits.  The Board considered reducing the number of authorized shares of common stock, but determined that the availability of additional shares was necessary in order for the Company to consummate future financing transactions or business combinations.  The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for corporate purposes.

The reverse splits will be realized simultaneously and in the same ratio for all shares of the common stock.  All holders of common stock will be affected uniformly by the reverse splits, which will have no effect on the proportionate holdings of any of our shareholders, except for possible changes due to the treatment of fractional shares resulting from the reverse splits.  In lieu of issuing fractional shares, the Company will round up in the event a shareholder would be entitled to receive less than one share of common stock.  In addition, the splits will not affect any holder of our common stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of common stock will remain fully paid and non-assessable.

Board Discretion to Implement Reverse Stock Splits

The Board of Directors believes that the approval of one or a series reverse stock splits at a ratio range (rather than an exact reverse stock split ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock splits.  A reverse stock split would be effected, if at all, only upon a determination by the Board of Directors that the split is in the best interests of our Company and our shareholders at that time. In connection with any determination to effect the reverse stock split, the Board of Directors would set the timing for the split and select the specific ratio within the range. No further action on the part of our shareholders would be required to either implement or abandon the reverse stock split.  If the Board does not implement any reverse stock splits prior to December 31, 2010, then the authority granted to the Board of Directors to implement a reverse stock split will terminate. At any time prior to the effectiveness of a reverse stock split, the Board of Directors may abandon the reverse stock split if it determines in its sole discretion that this proposal is no longer in the best interests of our Company and our shareholders.  In determining whether to proceed with a reverse stock split, and if implemented, the exact ratio for a reverse stock split, our Board of Directors will consider, among other factors:

•

the per share price of our common stock at the time of a decision to proceed with a reverse stock split;

•

the number of authorized shares that will remain available for issuance after giving effect to the reverse stock split;

•

the historical fluctuations or patterns in the trading price and volume of our common stock;

•

projections for our financial condition and results of operations over various time horizons;

•

potential acquisition or financing opportunities; and

•

then current market conditions in our industry and in the broader market.

Reasons for the Reverse Splits

In the near future, we plan to seek a listing for our common stock on a national securities exchange. Eligibility for listing on a national securities exchange is subject to a number of criteria, such as public float, minimum share price, number of shareholders, market capitalization, net income and other factors.  A reverse split at a ratio between 1-for-2 and 1-for-12 is intended to enable us to meet an exchange’s minimum share price requirement by increasing the trading price of our common stock.   Increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock may also make our common stock more attractive to institutional investors, facilitate investment in the Company, and create more credibility for the Company by having fewer shares with a higher trading share price.

The Company believes that one or a series of reverse splits may provide better flexibility in acquiring operating businesses and raising additional capital in the future.  Among other things, a reverse split will make available shares for future activities that are consistent with our growth strategy, including, without limitation, completing financings, establishing strategic relationships, and acquiring or investing in complementary businesses or products.

In determining to recommend a reverse split, and in light of the foregoing, our Board of Directors considered, among other things, that a sustained higher per share price of our common stock, which should result from a reverse split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company.  Our Board of Directors has determined that investors who would otherwise be potential investors in our common stock would prefer to invest in shares that trade in a price range higher than the range in which our common stock currently trades.  On February 26, 2010, the closing sale price of our common stock on the Over-The-Counter Bulletin Board was $0.18 per share.  In theory, implementing one or a series of reverse splits should cause the trading price of a share of our common stock after such reverse splits to be between two and twelve times what it would have been if no reverse splits had taken place, depending on the ratios selected by the Board.  This, however, will not necessarily be the case.

In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels.  For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks.  Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Our Board of Directors believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of a reverse split, some of these concerns may be ameliorated.  The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of our common stock.

The Board does not intend for any of these transactions to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Principal Effects of the Reverse Splits

General

A reverse split will affect all holders of our common stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our common stock be altered, except for possible changes due to the treatment of fractional shares resulting from a reverse split, as described below.  The par value of the Company’s common stock will not change as a result of any reverse split, and will remain at $0.001 regardless of the ratios determined by the Board of Directors for a reverse split.

The following table sets forth the approximate percentage reduction in the outstanding shares of the Company’s common stock and the approximate number of shares of the Company’s common stock that would be outstanding as a result of several possible ratios for a reverse split.

Proposed Reverse Split Ratio	Percentage Reduction in Shares Outstanding	# Shares Authorized	# Shares Issued and Outstanding(1)	# Shares Authorized and Reserved(2)	# Shares Authorized and Unreserved and Unissued(1)(2)
Current	-	300,000,000	259,774,502	36,479,683	3,745,815
Assuming a 1-for-2 reverse split	50%	300,000,000	129,887,251	18,239,842	151,872,908
Assuming a 1-for-3 reverse split	67%	300,000,000	86,591,501	12,159,894	201,248,605
Assuming a 1-for-4 reverse split	75%	300,000,000	64,943,626	9,119,921	225,936,454
Assuming a 1-for-5 reverse split	80%	300,000,000	51,954,900	7,295,937	240,749,163
Assuming a 1-for-6 reverse split	83%	300,000,000	43,295,750	6,079,947	250,624,303
Assuming a 1-for-7 reverse split	86%	300,000,000	37,110,643	5,211,383	257,677,974
Assuming a 1-for-8 reverse split	88%	300,000,000	32,471,813	4,559,960	262,968,227
Assuming a 1-for-9 reverse split	89%	300,000,000	28,863,834	4,053,298	267,082,868
Assuming a 1-for-10 reverse split	90%	300,000,000	25,977,450	3,647,968	270,374,582
Assuming a 1-for-11 reverse split	91%	300,000,000	23,615,864	3,316,335	273,067,801
Assuming a 1-for-12 reverse split	92%	300,000,000	21,647,875	3,039,974	275,312,151

(1)

Based on 259,774,502 shares of the Company’s common stock issued and outstanding as of February 25, 2010.

(2)

Based on 36,479,683 shares of common stock reserved for issuance upon exercise of outstanding warrants and options.

Even if the Board of Directors elects to implement a series of reverse splits, in no event will the proportionate number of issued and outstanding shares of common stock be reduced at a ratio of more than 1-for-12.  For example, if the Board of Directors initially elects to implement a 1-for-2 reverse stock split, the maximum ratio for any subsequent reverse stock split would be 1-for-6.

Shareholders should also recognize that once a reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse split divided by a number between two and twelve).  While we expect that a reverse split will result in an increase in the per share price of our common stock, a reverse split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding.  It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.  The history of similar reverse splits for companies in similar circumstances is varied.

Once a reverse split is effected and should the per share price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse split.  Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after a reverse split.

In addition, a reverse split will likely increase the number of shareholders who own “odd lots” (stockholdings in amounts of less than 100 shares).  Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.  Any reduction in brokerage commissions resulting from a reverse split may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by any reverse split.

Finally, the number of authorized but unissued and unreserved shares of our common stock relative to the number of issued and reserved shares of our common stock will be increased.  This increased number of authorized but unissued and unreserved shares of our common stock could be issued by the Board without further shareholder approval, which could result in dilution to the holders of our common stock.

The increased proportion of unissued and unreserved authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect.  For example, the issuance of a large block of common stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction.  However, the reverse splits have not been authorized in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company.  The Company’s articles of incorporation do not currently contain provisions having an anti-takeover effect.  Other than the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our articles of incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.

Effect of the Reverse Stock Split on Options and Warrants

We currently have outstanding stock options and warrants to purchase shares of common stock.  Under the terms of the outstanding stock options and warrants, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of the stock options and warrants in proportion to the exchange ratio of any reverse stock split and will effect a proportionate increase in the exercise price of the outstanding stock options and warrants.  In connection with a reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding

Exchange Act Matters

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  Any reverse split, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder.  Our common stock is currently traded, and following a reverse split will continue to be traded, on the Over-The-Counter Bulletin Board.  However, our common stock will be traded under a new symbol, subject to our continued satisfaction of the OTCBB listing requirements, which we will request once a reverse stock split is complete.  Note, however, that the CUSIP number for our common stock will also change in connection with the reverse split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Accounting Matters

The reverse split will not affect total shareholders’ equity on our balance sheet.  As a result of any reverse split, the stated capital component attributable to our common stock will be reduced to an amount equal to between one-half and one-twelfth of its present amount and the additional paid-in capital component will be increased by the amount by which the stated capital component is reduced.  The per share net loss and net book value per share of our common stock will be increased as a result of a reverse split because there will be fewer shares of our common stock outstanding.

Tax Consequences

Each shareholder is urged to consult with such stockholder’s tax advisor with respect to any potential tax consequences of the reverse stock split.

Procedure for Effecting a Reverse Split and Filing the Certificate of Amendment

 Generally

The Board of Directors will file the Articles of Amendment, which will not reflect a change in the par value of the Company’s common stock as a result of the reverse split with the Secretary of State of the State of Nevada.  A reverse split will become effective as of 5:00 p.m. Eastern time on the on the date of filing, which time on such date will be referred to as the “effective time.”  At the effective time, each lot of between two and twelve shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our shareholders, be combined into and become one share of common stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-reverse split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-reverse split shares.  However, a shareholder will not be entitled to receive any dividends or distributions payable after the Articles of Amendment is effective until that shareholder surrenders and exchanges his or her certificates.

The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective time, a letter of transmittal will be sent to our shareholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal.  No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  From and after the effective time, any certificates formerly representing pre-reverse split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse split shares.   SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with any reverse split, our common stock will change its current CUSIP number.  This new CUSIP number will appear on any new certificates representing post-reverse split shares of our common stock.

Notwithstanding these potential disadvantages, the Board of Directors believes that one or a series of reverse stock splits is in the best interests of the Company for the reasons set forth above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE IMPLEMENTATION OF ONE OR A SERIES OF REVERSE STOCK SPLITS AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-12 OF OUR ISSUED AND OUTSTANDING COMMON STOCK, TO TAKE EFFECT UPON THE FILING ON AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

SIGNIFICANT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 25, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common stock, (ii) by each of our officers and directors, and (iii) by all of our officers and directors as a group.  The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.  As of February 25, 2010, there were 259,774,502 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares Of Common Stock Beneficially Owned	Percentage
Beneficial Owners of more than 5%:
Estate of Alexander H. Walker, Jr.(1) 50 West Liberty, Suite 880 Reno, Nevada 89501	27,531,504	10.60%
John Thomas Financial, Inc.(2) 14 Wall Street, 5th Floor New York, New York 10005	14,133,732	5.16%
ATB Holding Company, LLC (3) 14 Wall Street, 5th Floor New York, New York 10005	5,000,000	1.89%
John Thomas Bridge & Opportunity Fund, LP(4) 3 Riverway, Suite1800 Houston, Texas 77056	41,918,777	16.14%
Denly Utah Coal, LLC 13809 Research Blvd., Suite 810 Austin, Texas 78750	58,041,111	22.34%
D. Mark von Waaden(5) 13809 Research Blvd., Suite 810 Austin, Texas 78750	58,041,111	22.34%
Matthew D. von Waaden(6) 13809 Research Blvd., Suite 810 Austin, Texas 78750	58,041,111	22.34%
Dennis C. von Waaden(6) 13809 Research Blvd., Suite 810 Austin, Texas 78750	58,041,111	22.34%
Sally A. von Waaden(6) 13809 Research Blvd., Suite 810 Austin, Texas 78750	58,041,111	22.34%
Named Executive Officers and Directors:
George R. Jarkesy, Jr.(7) 3 Riverway, Suite 1800 Houston, Texas 77056	53,535,444	20.56%
Alexander H. Walker III(8) 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	14,445,389	5.47%
Amanda Cardinalli (9) 50 West Liberty, Suite 880 Reno, Nevada 89501	8,571,232	3.30%
Dan R. Baker(10)	6,708,324	2.58%
Brian Rodriguez (11)	3,366,667	1.29%
All directors & executive officers as a group (5 persons)	86,627,056	32.58%

(1)

Alexander H. Walker, Jr. died on August 3, 2008, and the shares of common stock are owned by his estate.  It is the Company’s understanding that Alexander H. Walker, III, is the executor of the estate of Alexander H. Walker, Jr. Therefore, it is possible that Alexander H. Walker, III, will have voting control of such shares, though ownership of such shares shall pass pursuant to the directives of Alexander H. Walker, Jr., which directives have not yet been adjudicated.  The Company understands that up to 9,000,000 of such shares secure obligations of Hidden Splendor. In addition, 5,000,000 of such shares are subject to an option granted to ATB Holding Company, LLC.  Because Mr. Walker’s estate has not been settled, any shares owned by him have not been distributed to Mr. Walker’s heirs, and this table does not reflect that either Mr. Walker, Ms. Cardinalli, or Ms. Kent are deemed beneficial owners of any of these shares of common stock.

(2)

Of the shares reported as beneficially owned by John Thomas Financial, Inc. (“JTF”), 14,133,732 shares are issuable upon a currently exercisable warrant owned by JTF expiring in October 2013 with an exercise price of $0.01 per share.  Thomas Belesis is the President and sole shareholder of JTF and the Managing Member of ATB Holding Company, LLC.

(3)

Of the shares reported as beneficially owned by ATB Holding Company, LLC, 5,000,000 shares are issuable upon exercise of a currently exercisable option owned by ATB Holding Corporation, LLC to acquire such shares from a former director, expiring in June 2013, at an exercise price of $0.15 per share.  Thomas Belesis is the President and Sole Shareholder of JTF and the Managing Member of ATB Holding Company, LLC.

(4)

The shares reported as beneficially owned by John Thomas Bridge & Opportunity Fund, LP. (“JTBOF”) includes (i) 34,879,999 shares of common stock and (ii) an aggregate of 7,038,778 shares of common stock to be issued pursuant to certain promissory notes purchased from the Company.  JTBOF is a limited partnership, and the John Thomas Capital Management Group, LLC (“JTCMG”) is the general partner of the JTBOF.  George R. Jarkesy, Jr., is the Managing Member of JTCMG.

(5) The shares reported as beneficially owned by Denly Utah Coal, LLC (“Denly”) includes (i) 49,400,000 shares of common stock and (ii) an aggregate of 8,641,111 shares of common stock to be issued pursuant to a promissory note purchased from the Company.

(6)  D. Mark von Waaden, Matthew D. von Waaden, Dennis C. von Waaden and Sally A. von Waaden serves as an officer for and a member of the board of managers of Denly. Further, each of D. Mark von Waaden, Matthew D. von Waaden, Dennis C. von Waaden and Sally A. von Waaden are the indirect beneficial owners of 100% of the outstanding membership interests in Denly. Accordingly, each of D. Mark von Waaden, Matthew D. von Waaden, Dennis C. von Waaden and Sally A. von Waaden may be deemed to: (i) have the power to direct the affairs of Denly, including decisions with respect to the disposition of the proceeds from the sale of the shares of common stock held by Denly; and (ii) be the beneficial owner of such shares of common stock.

(7)

The shares reported as beneficially owned by George R. Jarkesy, Jr., consist of (i) 4,633,333 shares registered in Mr. Jarkesy’s name, (ii) 34,879,999 shares of common stock registered in the name of JTBOF, (iii) an aggregate of 7,038,778 shares of common stock to be issued to JTBOF pursuant to certain promissory notes purchased from the Company, (iv) 1,500,000 shares registered in the name of Marathon Advisors, LLC, an affiliate of Mr. Jarkesy, (v) 566,667 shares underlying currently exercisable options, and (vi) 4,350,000 registered in the name of John Thomas Bridge & Opportunity Fund II, L.P.  (“JTBOF II”).   JTBOF II is a limited partnership, and JTCMG is the general partner of JTBOF II.  George R. Jarkesy, Jr., is the Managing Member of JTCMG.

(8)  The shares reported as beneficially owned by Alexander H. Walker III consist of (i) 9,971,212 shares registered in the name of Mr. Walker, (ii) an aggregate of 1,647,510 due Mr. Walker pursuant to his employment agreement, (iii) 60,000 shares registered in the name of Arlington Ventures, an affiliate of Mr. Walker, (iv) 2,200,000 shares of common stock, the maximum amount to be issued under an option to Mr. Walker on January 1, 2010 pursuant to his employment agreement, and (v) 566,667 shares underlying currently exercisable options.

(9)  The shares reported as beneficially owned by Amanda Cardinalli are registered in the name of The Nevada Agency and Transfer Company, our transfer agent and registrar, an entity of which Ms Cardinalli is the President.

(10)  The shares reported as beneficially owned by Dan R. Baker consist of (i) 6,141,657 shares registered in the name of Mr. Baker and (ii) 566,667 shares underlying currently exercisable options.

(11)  The shares reported as beneficially owned by Brian Rodriguez consist of (i) 1,500,000 shares registered in the name of Marathon Advisors, LLC, an entity of which Mr. Rodriguez is the Managing Member, (ii) 1,300,000 shares registered in the name of Mr. Rodriguez, and (iii) 566,667 shares underlying currently exercisable options.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.0001.  Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  The election of directors requires a plurality of votes cast by our shareholders.  All other actions by our shareholders require a majority of votes cast.  Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

The transfer agent for our common stock is The Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, an affiliate of one of our directors.

Preferred Stock

We are authorized to issue 2,500,000 shares of preferred stock in one or more series.  Our board of directors may determine the preferences, voting powers, qualifications and special or relative rights or privileges of any series before the issuance of any shares of that series without any further vote or action by the stockholders.  Our board, without shareholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of our company.  Our board of directors shall determine the number of shares constituting each series of preferred stock and each series shall have a distinguishing designation.  No shares of preferred stock have been issued to date.

Outstanding Options and Warrants; Shares to be Issued Pursuant to an Employment Agreement

There are currently issued and outstanding warrants to purchase up to 28,932,183 shares of common stock and options to purchase up to 7,547,500 shares of common stock, at prices ranging from $0.01 to $0.45, expiring on various dates, the latest of which is December 30, 2013.

Lock-up Agreement

The Company, each of the directors (4,300,000 shares registered in the name of George Jarkesy, 8,721,232 shares registered in the name of Alexander H. Walker, 8,721,232 shares registered in the name of Nevada Agency and Transfer Company controlled by Amanda Cardinalli, 4,166,667 shares registered in the name of Dan Baker, and 1,500,000 shares registered in the name of Brian Rodriguez), Newport Capital Consultants (the holder of 5,750,000 shares), and JTF (a holder of a warrant to purchase 15,000,000 shares) have entered into agreements whereby the holders of such shares have agreed not to sell, contract to sell, or otherwise transfer, pledge or dispose of their respective shares of common stock, including the shares issuable to ATB Holding Company, LLC upon the exercise of its warrant, until December 30, 2010, without the consent of both the Company and JTF, provided that the lock up will expire upon (i) a change of control and (ii) if, in any 10 out of 20 consecutive trading days, the last sales price of the Company’s common stock is at or above $1.00 per share (such per share price to be increased in the reverse stock split is approved), if the average daily trading volume of the Company’s common stock during such 10 day period is at least 250,000 shares; provided further, during the period commencing December 30, 2009 and continuing until the expiration of the lockup, the holder, during each three-month period, may sell under Rule 144 a number of shares not exceeding 1% of issued and outstanding shares of common stock.  Upon the expiration of such agreements and satisfaction of the applicable Rule 144 holding period, all of the shares will be eligible for sale pursuant to Rule 144.  In December 2009, JTF transferred 866,268 shares available under its warrant to employees of JTF, leaving 14,133,732 available for purchase under such warrant.

Indemnification

As permitted by Nevada law, our articles of incorporation, as amended, provide that we will indemnify our directors and officers against expenses and liabilities as they are incurred to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

OTHER MATTERS

The Board knows of no other business to come before the Special Meeting.  However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

Record Date

Our board of directors has fixed the close of business on February 25, 2010 as the record date for the determination of shareholders who are entitled to receive this information statement.  There were 259,774,502 shares of our common stock issued and outstanding on the Record Date.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act and in accordance with the Exchange Act, we file periodic reports, such as our annual report, and other information with the SEC relating to our business, financial statements and other matters.  You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C.  You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Dan Baker

President and Chief Executive Officer

March 17, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY BY MAIL OR BY FAX AT (775) 322-5623. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING.  IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

FORM OF PROXY

AMERICA WEST RESOURCES, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON April 7, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of America West Resources, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and appoints Alexander H. Walker with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Special Meeting of Shareholders of the Company to the held at 11:00 A.M., Mountain Time, Wednesday, April 7, 2010, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.  The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-12, WITH THE EXACT RATIO TO BE SET WITHIN SUCH RANGE IN THE DISCRETION OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY THE DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

to be held on April 7, 2010:

This Proxy Statement is available at:  www.americacoal.com

____________________________________________________________________________________________________

There are two ways to vote your Proxy – By Mail or by Fax Mark, sign and date your proxy card and return it in the pre-addressed postage-paid envelope we’ve provided or fax it to: (775) 322-5623.	COMPANY #

If you vote by fax, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Proposal 1.

PROPOSAL 1 – Reverse Stock Split:

To approve the proposal to amend the Company’s articles of incorporation to implement a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-12, with the exact ratio to be set within such range in the discretion of the Board of Directors.

.	FOR	.	AGAINST	.	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box . Indicate changes below:	Date
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Printed Name
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Printed Name

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.